                                                                     Exhibit 3.2

                              RESTATED BYLAWS OF

                       XM SATELLITE RADIO HOLDINGS INC.

                           (As of September 9, 1999)

                            A Delaware Corporation



                                  ARTICLE I.

                                    Offices

     SECTION 1. Registered Office. The registered office of XM Satellite Radio Holdings Inc. (hereinafter called the "Corporation") shall be within the State of Delaware.

     SECTION 2. Other Offices. The Corporation may also have offices at such place or places as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.

                               The Stockholders;

                         Meetings of the Stockholders

     SECTION 1. Place of Meetings. All meetings of the stockholders shall be held at any such place, either within or without the State of Delaware, but within the United States of America, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

     SECTION 2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined by the Board of Directors and stated in the notice of the meeting.

     SECTION 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, by stockholders holding at least fifteen percent of the outstanding common stock of the Corporation or by the Chairman, the Chief Executive Officer or the President.

     SECTION 4. Notice of Meetings. Notice of meetings of the stockholders shall be given as required by applicable law.

     SECTION 5. Organization. At every meeting of the stockholders, the Chairman shall preside, or in his or her absence or inability to act, the person whom the Chairman, the Chief Executive Officer or the President shall appoint shall act as chairman of the meeting. The Secretary, or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 6. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 7. Quorum at Meetings. Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     SECTION 8. Stockholder Proposals. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) the same information required by clauses (b), (c) and (d) above with respect to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 9. Action by Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders holding outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation and the other stockholders.

                                  ARTICLE III.

                               Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     SECTION 2. Number, Qualifications, Election and Term of Office. The Board of Directors shall initially consist of that number of directors as provided for in that certain Shareholders Agreement dated as of July 7, 1999, by and among the Corporation, American Mobile Satellite Corporation and the Investors named therein (the "Shareholders Agreement"). Thereafter, subject to the provisions of the Shareholders Agreement, the number of directors shall be between three and 15, unless otherwise determined from time to time by the affirmative vote of at least a majority of the Board of Directors. Members of the Board need not be residents of the State of Delaware and need not be stockholders of the Corporation. Subject to the provisions of the Shareholders Agreement, and except as set forth in the bylaws, directors shall be elected at the annual meeting of the stockholders.

     SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article III.

     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

     SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer or the President or at the request of one-third of the directors.

     SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director and to each party with observation rights as provided for in the Shareholders Agreement, addressed to his or her residence or usual place of business, by first class mail or by overnight courier, at least five
(5) days before the day on which such meeting is to be held, or shall be sent addressed to such party at such place by telegraph, cable, telex, telecopier, or other similar means, or be delivered to such director personally or be given to him or her by telephone or other similar means, at least seventy-two (72) hours before the time at which such meeting is to be held and if given by telephone or other similar means, shall be followed by a confirmation in writing by telegraph, cable, telex, telecopier or similar means within twenty-four (24) hours after such telephone or other similar means, but such confirmation shall not be necessary for the validity of such notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 8. Nomination of Directors. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in this
Section 8. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the stockholder giving notice (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination, and
(ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8. The Chairman shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 8, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 9. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman shall preside, or in his or her absence or inability to act, a director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 11. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation, attention: Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 12. Vacancies. Unless otherwise provided for by the Shareholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

     SECTION 13. Compensation. The Board of Directors shall compensate the directors for serving as directors, and shall reimburse the directors for any expenses incurred in attending the meetings of the Board of Directors or any committee thereof, solely to the extent approved by the Board of Directors..

     SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee as the case may be.

     SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE IV.

                                    Officers

     SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman, the Chief Executive Officer, the President, one or more Vice Presidents, the Treasurer and the Secretary and such other officers and assistant officers as the Board of the Corporation may from time to time appoint, or authorize the Chairman, the Chief Executive Officer or the President to appoint.

     SECTION 2. Tenure. Officers and assistant officers of the Corporation may, but need not, also be members of the Board. Each officer shall hold his or her office until a successor is elected and qualified or until his or her earlier death, resignation or removal in the manner specified in this Section 2 of Article IV of these Bylaws. Any officer elected or appointed by the Board may be removed by the Board with or without cause. In addition, however, any officer or assistant officer appointed by the Chairman, the Chief Executive Officer or the President and, if the Chairman, the Chief Executive Officer or the President is so authorized by the Board, any officer or assistant officer appointed by the Board of the Corporation, may be removed from office by the Chairman, the Chief Executive Officer or the President upon such terms as the Chairman, the Chief Executive Officer or the President may specify in writing to such officer. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Should any vacancy occur among the officers by reason of any of the specified acts or events, the position shall be filled by appointment made by a majority vote of the Board or by the Chairman, the Chief Executive Officer or the President, if he or she is so authorized by a resolution approved by a unanimous vote of the Board.

     SECTION 3. Duties. The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation.

     SECTION 4. Compensation. Officers may be paid such reasonable compensation as the Board may from time to time authorize and direct.

                                   ARTICLE V.

                     Stock Certificates and Their Transfer

     SECTION 1. Regulations. Subject to and upon the terms and conditions set forth in the Shareholders Agreement, the Board of Directors may make such rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                                  ARTICLE VI.

                                Indemnification

     SECTION 1. Indemnification. Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for the benefit of the Corporation and of any person to be indemnified.

                                  ARTICLE VII.

                               General Provisions

     SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

     SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year. The fiscal year of the Corporation may hereafter be changed, by resolution of the Board of Directors.

     SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     SECTION 6. Execution of Contracts, Deeds, Etc. The Board may authorize any officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances, or otherwise limited, and if the Board so provides may be delegated by the person so authorized.

     SECTION 7. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized.

                                 ARTICLE VIII.

                                   Amendments

     SECTION 1. Amendments. Subject to the provisions of the Shareholders Agreement, these Bylaws may be amended or repealed or new bylaws adopted by the stockholders or the Board of Directors of the Corporation.